UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 21, 2013

Date of Report

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.      Termination of a Material Definitive Agreement.

On June 21, 2013, the Federal Reserve Bank (the “FRB”), which, as successor to the Office of Thrift Supervision (the “OTS”), is the primary regulator of First Federal Bancshares of Arkansas, Inc. (the “Company”), issued a letter terminating the Cease and Desist Order issued by the OTS on April 12, 2010 (the “Company Order”), effective immediately. The action also terminates the related Stipulation and Consent to Issuance of Order to Cease and Desist between the Company and the OTS.

The Company Order imposed certain operations restrictions on the Company, including dividend, share repurchase and debt restrictions. In particular, the Company was required to seek the prior non-objection before declaring any dividend, effecting any capital distribution or stock transaction, or incurring any debt. The Company Order also required the Company to take certain actions, including the submission to the OTS of capital plans to, among other things, preserve and enhance the capital of the Company. The foregoing description of the Company Order is qualified in its entirety by reference to the Company Order, a copy of which was attached as Exhibit 10.08 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Date: June 27, 2013	By:	/s/ W. Dabbs Cavin
	Name:	W. Dabbs Cavin
	Title:	Chief Executive Officer